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                                                                    EXHIBIT 4.14

                   AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT


         THIS AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT ("Amendment"), dated as of October 16, 2000 (the "Amendment"), is by and between The Bank of New York ("BoNY") and Bank of America, National Association ("Bank of America").

         A. Bankers Trust Company ("BTC"), as the Note Agent, and BT Commercial Corporation ("BTCC"), as the Credit Agent and the Shared Collateral Agent, entered into that certain Intercreditor Agreement, dated as of February 5, 1997.

         B. Pursuant to the terms of that certain Amendment No. 1 to Intercreditor Agreement, dated as of April 17, 1997 (the "First Amendment"), between BoNY and BTCC, BoNY replaced BTC as the Note Agent (the First Amendment and the Intercreditor Agreement referred to in Recital A hereof shall be referred to collectively hereinafter as the "Intercreditor Agreement").

         C. Concurrently herewith it is proposed that Bank of America enter into that certain Loan and Security Agreement (as such agreement may be amended, restated, or otherwise modified from time to time, the "Loan Agreement"), with Anchor Glass Container Corporation (the "Borrower") and certain lending institutions (including, without limitation, Bank of America) as the "Lenders" (as defined therein).

         D. It is proposed that pursuant to the terms of the Intercreditor Agreement, upon execution and delivery of the Loan Agreement and the effectiveness of this Amendment, Bank of America shall replace BTCC as the Credit Agent.

         E. It is proposed that pursuant to the terms of the Intercreditor Agreement, upon execution and delivery of the Loan Agreement and the effectiveness of this Amendment, BoNY shall replace BTCC as the Shared Collateral Agent.

         F. The parties hereto wish to amend the Intercreditor Agreement on the terms and conditions set forth below:

         NOW, THEREFORE, in consideration of the premises, and in order to induce Bank of America to enter into the Loan Agreement and to become the Credit Agent pursuant to the terms of the Intercreditor Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                    ARTICLE I

                                   Definitions

         Section I.1 Definitions. Unless otherwise defined herein, all capitalized terms and phrases used in this Amendment shall have the meanings as are specifically set forth for such terms and phrases in the Intercreditor Agreement.

                                   ARTICLE II

                                   Amendments

         Section II.1 Amendment of Definitions in Section 1 of the Intercreditor Agreement. Effective as of the date hereof, each of the following defined terms contained in Section 1 of the Intercreditor Agreement are amended and restated in their entirety to read as follows:

                  "Bank Creditors" means the Credit Agent and the Lenders.

                  "Borrower" has the meaning set forth in the Recitals, and includes any successor thereto, including, without limitation, Anchor Glass Container Corporation.

                  "BT Account" means a deposit account, maintained by the Borrower with the Credit Agent, into which available funds in the Concentration Account are transferred in accordance with the terms of the BTCC Credit Agreement.

                  "BTCC" means BT Commercial Corporation or any successor thereto, including, without limitation, Bank of America, National Association.

                  "BTCC Credit Agreement Security Documents" means, collectively, any and all documents executed in connection with the BTCC Credit Agreement or in furtherance thereof (including, without limitation, the BTCC Credit Agreement), pursuant to which the Borrower grants to the Credit Agent, for the benefit of the Credit Agent and the Lenders, a Lien on the Lenders' Collateral, as the same may be amended, modified, or supplemented from time to time.

                  "Cash Collateral Account of the BTCC Credit Agreement" means a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of the Collateral Agent for the benefit of the Lenders, established pursuant to the BTCC Credit Agreement.

                  "Collateral Agent" means BTCC or any successor thereof under the BTCC Credit Agreement as agent for the Lenders.


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                  "Collateral Agent's Lien" means the Liens of the Collateral
         Agent in the BTCC Collateral pursuant to the BTCC Credit Agreement Security Documents.

                  "Concentration Account" means an account established pursuant to a Concentration Account Agreement entered into between the Borrower and the Collateral Agent and into which all available amounts held in the Collection Accounts shall be transferred each Business Day.

                  "Concentration Account Agreement" means an agreement entered into between the Borrower and the Collateral Agent establishing a Concentration Account.

                  "Disbursement Account" means a checking account opened by the Borrower with the Credit Agent for general purposes, including the purpose of paying trade payables and other operating expenses.

                  "Hedging Obligations" means, collectively, at any time, all debts, liabilities, and obligations of the Borrower, whether now or hereafter existing, incurred in connection with any Hedge Agreement (as such term is defined in the BTCC Credit Agreement) entered into with the Credit Agent or any Lender.

                  "Interest Rate Creditors" means the Credit Agent acting in its individual capacity, any Lender or a syndicate of financial institutions organized by the Credit Agent or an affiliate of the Credit Agent (even if the Credit Agent or any such Lender ceases to be a Lender under the BTCC Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in one or more interest rate agreements (including, without limitation, interest rate swaps, caps, collars, and similar agreements permitted by the BTCC Credit Agreement).

         Section II.2 Amendment to Section 3.1 of the Intercreditor Agreement. Effective as of the date hereof, Section 3.1(a) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

                  (a) The Lenders' Liens in all that Anchor Property set forth and described on Exhibit A hereto (the "Bank Collateral") shall be first priority Liens in such Property, superior to any Senior Noteholders' Liens in such Property, and the Senior Noteholders' Liens in such Property, if any, shall be subordinate to the Lenders' Liens in such Property.

         Section II.3 Amendment to Section 3.4 of the Intercreditor Agreement. Effective as of the date hereof, Section 3.4(b) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

                  (b) the Note Agent, any Senior Noteholder, or the Shared Collateral Agent obtains possession of any of the Lenders' Collateral or receives any Proceeds


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         from any Remedial Action with respect to Lenders' Collateral or
         Disposition of Lenders' Collateral described in Section 3.3 hereof or as a result of its Lien on any Lenders' Collateral at any time prior to payment in full of all BTCC Credit Agreement Obligations; or

Additionally, the phrase "Credit Agreement Obligations" contained in the portion of Section 3.4 following clause (c) thereof is amended to read "BTCC Credit Agreement Obligations".

         Section II.4 Amendment to Section 3.5 of the Intercreditor Agreement. Effective as of the date hereof, Section 3.5 of the Intercreditor Agreement is hereby amended as follows: (a) clause (i) thereof is amended and restated in its entirety to read "(i) in the case of Bank Collateral, applied in accordance with the requirements set forth in the BTCC Credit Agreement" and (b) the word "he" contained therein shall be amended to read "be".

         Section II.5 Amendment to Section 4.1 of the Intercreditor Agreement. Effective as of the date hereof, the word "obligations" at the end of
Section 4.1(a) of the Intercreditor Agreement is hereby amended to read "Obligations."

         Section II.6 Amendment to Section 5.1 of the Intercreditor Agreement. Effective as of the date hereof, Section 5.1(a) of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

                  (a)      Subject to the resignation and removal provisions of
         Section 5.5 hereof, the Credit Agent hereby irrevocably designates, appoints, and authorizes the Note Agent as Shared Collateral Agent hereunder (the Note Agent in such capacity being hereinafter referred to as the "Shared Collateral Agent") upon the written instruction of the Credit Agent to take such action, including, without limitation, the exercise of rights and the pursuit of remedies pursuant to this Agreement and the Shared Collateral Security Documents, as agent on its behalf and to exercise such other powers under this Agreement and the Shared Collateral Security Documents as are expressly delegated to the Shared Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

Additionally, the last sentence of Section 5.4(e) is hereby amended and restated in its entirety to read as follows:

         The obligations of the Credit Agent under this Section 5.4 shall in no event exceed the amounts actually paid to and received by the Credit Agent from the Borrower to reimburse the Credit Agent for such obligations plus the proceeds of Shared Collateral received by the Credit Agent and available to pay such obligations in accordance with the terms of the BTCC Credit Agreement and the BTCC Credit Agreement Security Documents.


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         Section II.7      Amendment to Section 6 of the Intercreditor
Agreement. Effective as of the date hereof, the phrase "BTCC Credit obligations" contained in clause (i) of Section 6 of the Intercreditor Agreement is hereby amended to read "BTCC Credit Obligations".

         Section II.8 Amendment to Section 7 of the Intercreditor Agreement. Effective as of the date hereof, clause (a) of Section 7 of the Intercreditor Agreement is hereby amended and restated in its entirety to read as follows:

                  (a) It is a duly organized and validly existing banking association under the laws of the United States of America, in the case of the Credit Agent, and is a duly organized and validly existing banking corporation under the laws of the State of New York, in the case of the Note Agent and the Shared Collateral Agent; has all requisite power and authority to execute, deliver, and perform under this Agreement; and the execution, delivery, and performance by it of this Agreement have been duly authorized by all requisite corporate or other action; and

         Section II.9 Amendment to Section 8.1 of the Intercreditor Agreement. Effective as of the date hereof, the addresses for notice in Section
8.1 of the Intercreditor Agreement are hereby amended to read as follows:

                           If to the Credit Agent at:

                                    Bank of America, National Association
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697
                                    Attention: Portfolio Manager

                           If to the Note Agent at:

                                    The Bank of New York
                                    101 Barclay Street
                                    New York, New York 10286
                                    Attention: Corporate Trust Administration

                           If to the Shared Collateral Agent at:

                                    The Bank of New York
                                    101 Barclay Street
                                    New York, New York 10286
                                    Attention: Corporate Trust Administration

         Section II.10 Amendment to Exhibit A of the Intercreditor Agreement. Effective as of the date hereof, Exhibit A of the Intercreditor Agreement is hereby amended as follows: (a) the word "and" following the semicolon at the end of clause (i) thereof is deleted, (b) clause (j) thereof is amended to read in its entirety "(j) all right, title, and interest of the Borrower in that certain


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Replacement Promissory Note, dated October 16, 2000, in the original principal amount of $17,330,021.37, made by G&G Investments, Inc. to the order of the Borrower (the "Intercompany Note") and all right, title, and interest of the Borrower in any capital stock or other equity ownership interest that the Borrower may receive in satisfaction or repayment of the Intercompany Note, and
(c) a new clause (k) is added thereto which shall read in its entirety "(k) all Proceeds and products of any and all of the foregoing."

         Section II.11 Agreement Regarding Certain References in the Intercreditor Agreement. Effective as of the date hereof, BoNY and Bank of America agree that (a) all references to BTCC in the Intercreditor Agreement after the Recitals thereto shall constitute a reference to Bank of America as a party to the Intercreditor Agreement in the context set forth therein, (b) all references to the BTCC Credit Agreement after the Recitals thereto shall constitute a reference to the Loan Agreement, and (c) any references to the "Company" in the Intercreditor Agreement shall be a reference to the Borrower.

                                   ARTICLE III

                                   Amendments

         Section III.1 Representations and Warranties. To induce Bank of America to assume the role of Credit Agent and to induce the Lenders to make credit facilities available to the Borrower under the terms of the Loan Agreement, BoNY represents to Bank of America that:

                  (a) as of the date hereof, no Default or Event of Default has occurred and is continuing under the Intercreditor Agreement of which it has received written notice; and

                  (b) as of the date hereof, the representations and warranties of the Note Agent set forth in Section 7 of the Intercreditor Agreement (as amended hereby) are true and correct with the same effect as though such representations and warranties had been made on the date hereof.

         Section III.2 Additional Representations and Warranties. Each of BoNY and Bank of America represents as follows:

                  (a) such party has full power and authority to enter into this Amendment and to incur and perform the obligations provided for under the Intercreditor Agreement and this Amendment, all of which have been duly authorized by all proper and necessary corporate action; no consent or approval of stockholders or of any public authority or regulatory body which has not been obtained is required as a condition to the validity or enforceability of this Amendment;

                  (b) this Amendment and the Intercreditor Agreement (as modified by this Amendment) constitute the valid and legally binding obligations of each of the parties hereto (as provided therein) and are fully enforceable against each of the parties hereto in accordance with their respective terms; and


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                  (c)      the execution and performance of this Amendment, and
         the designation of Bank of America as the Credit Agent and BoNY as the Shared Collateral Agent under the Intercreditor Agreement (as modified by this Amendment), will not, (i) violate any provision of law, any order of any court or other agency of government, or the certificate of incorporation, bylaws, or other similar organizational documents of such entity, (ii) to the best knowledge of Shared Collateral Agent without independent investigation violate any indenture, contract, agreement, or other instrument to, or be in conflict with, result in a breach of or constitute (with due notice and or lapse of time) a default under, any such indenture, contract, agreement, or other instrument affecting such signatory, or (iii) to the best knowledge of Shared Collateral Agent without independent investigation result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever relating to such signatory other than the Lenders' Liens in favor of Bank of America as Credit Agent under the Intercreditor Agreement.

                                   ARTICLE IV

                                   Conditions

         Section IV.1 Effectiveness of this Amendment. The amendments set forth above shall become effective as of the date of the execution and delivery of this Amendment and the satisfaction of all conditions precedent to the effectiveness of the Loan Agreement.

         Section IV.2 No Material Adverse Change. Effectiveness of this Amendment is subject to the condition that no event shall have occurred which shall have had a material adverse effect on the financial condition or operations of the Borrower.

                                    ARTICLE V

                                  Miscellaneous

         Section V.1 Effect on Intercreditor Agreement. Except as specifically amended hereby, the terms and provisions of the Intercreditor Agreement are in all other respects ratified and confirmed and remain in full force and effect. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Intercreditor Agreement, any such reference to the Intercreditor Agreement to be deemed a reference thereto as amended by this Amendment. All references to the Intercreditor Agreement in any document, instrument, or agreement executed in connection with the Intercreditor Agreement shall be deemed to refer to the Intercreditor Agreement as amended hereby.

         Section V.2 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the signatories hereto and their respective successors and assigns.


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         Section V.3       Governing Law. This Amendment shall be construed in
accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

         Section V.4       Venue and Waiver of Jury Trial. The provisions of
Section 8.3 of the Intercreditor Agreement are incorporated herein and made a part hereof and shall govern and apply to this Amendment as if set forth in full herein.

         Section V.5 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Amendment.


                            (SIGNATURE PAGE FOLLOWS)


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                     as the Credit Agent


                                     By: /s/ Stephen G. Bernardo
                                       ---------------------------------------
                                     Name: Stephen G. Bernardo
                                          ------------------------------------
                                     Title: Vice President
                                           -----------------------------------


                                     THE BANK OF NEW YORK, as the Note
                                     Agent and as the Shared Collateral Agent


                                     By: /s/ Julie Salovitch-Miller
                                         -------------------------------------
                                     Name: Julie Salovitch-Miller
                                          ------------------------------------
                                     Title: Vice President
                                           -----------------------------------



Acknowledged and Agreed:

ANCHOR GLASS CONTAINER CORPORATION


By: /s/ John J. Ghaznavi
    --------------------------------
Name: John J. Ghaznavi
     -------------------------------
Title: Chairman and CEO
      ------------------------------




SIGNATURE PAGE TO AMENDMENT NO. 2 TO INTERCREDITOR AGREEMENT